Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   State of            Name under which
Name of subsidiary              incorporation      subsidiary does business
------------------              -------------      -------------------------

RhoMed Incorporated               New Mexico        RhoMed Incorporated